102 OPTION AGREEMENT

                            (the "Option Agreement")

                   Made as of the ________ day of ______, 2001

                                 By and between

                             COMMTOUCH SOFTWARE LTD.

                          an Israeli Company located at
                              10 Technology Avenue
                                Ein Vered, Israel
                                 (the "Company")
                                of the first part

                                       and

                                   -----------

                           ID _______________________
                                (the "Optionee")
                               of the second part

                                    PREAMBLE

Whereas In _____, 1999, the Company adopted its 1999 Section 3(i) Share Option Plan (the "Option Plan"), a copy of which is attached hereto as Exhibit A, forming an integral part hereof; and

Whereas The Company obtained approval for the Plan under Section 102 of the Israeli Income Tax Ordinance, and the Company took such steps as are required with respect to such approval.

Whereas The Company has determined that the Optionee be granted Options under the Option Plan to buy Shares of the Company, and the Optionee has agreed to such grant, all on the terms and subject to the conditions set forth in the Option Plan and in this Option Agreement.

NOW, THEREFORE, it is agreed as follows:

1.       PREAMBLE AND DEFINITIONS

         1.1 The preamble to this Option Agreement constitutes an integral part hereof.

         1.2 Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Option Plan.

2.       GRANT OF OPTION

         2.1 The Company hereby grants the Optionee the number of Options set forth in Section 2 of Exhibit B attached hereto to purchase Shares at the price per Share set forth in Section 3 of Exhibit B attached hereto (the "Option Price"), on the terms and subject to the conditions hereinafter provided.

                  The Option Price will be paid in NIS in accordance with the representative rate of exchange of the U.S. dollar, last published by the Bank of Israel and known at the time of giving the notice of exercise (as set forth in Section 5.1 hereinafter).

         2.2 The Optionee is aware that the Company intends to issue additional shares in the future to various entities and individuals, as the Company in its sole discretion shall determine.

3.       PERIOD OF OPTION AND CONDITIONS OF EXERCISE

         3.1 The term of this Option Agreement shall commence on the date hereof (the "Date of Grant") and terminate on the Expiration Date (as defined in Section 6 below), or at the time at which all of the Options have expired or been terminated pursuant to the terms of the Option Plan or pursuant to this Option Agreement.

         3.2 The Options may be exercised by the Optionee in whole at any time or in part from time to time, as determined by the Board, and to the extent that the Options become vested in accordance with section 4 of Exhibit B , prior to the Expiration Date, and provided that, subject to the provisions of Section 3.4 below, the Optionee is an employee of the Company or a Subsidiary of the Company or a company or a Parent or a subsidiary company of such company issuing or assuming the Options in a transaction described in section 7.1 of the Agreement ( the foregoing collectively, the "Group" ), or continuing to provide services to the Group, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

                  The term "Parent" shall mean for the purposes of the Option Agreement and the Option Plan: any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies (other than the Company), owns stock possessing fifty percent (50%) or more of total combined voting power of all classes of stock in one of the other companies in such chain.

         3.3 Subject to the provisions of Section 3.4 below, in the event of termination of the Optionee's employment with the Company the Group, or, if applicable, the termination of the provision of services by the Optionee to the Group , all Options granted to the Optionee will immediately expire. A notice of termination of employment or services by either the Group or the Optionee shall be deemed to constitute termination of employment or services.

         3.4 Notwithstanding anything to the contrary previously stated, an Option may be exercised after the date of termination of the Optionee's service or employment with Group, during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the Vesting Dates, if:

                  3.4.1 termination is without Cause, in which event any Options still in force and unexpired may be exercised within a period of 90 (ninety) days from the date of such termination.

                  3.4.2 termination is the result of death or disability of the Optionee, in which event any Options still in force and unexpired may be exercised within a period of 90 (ninety) days from the date of termination.

                  3.4.3 prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

                           The term "Cause" shall mean any action, omission or state of affairs related to the Optionee which the Committee or the Boards decides, in its sole discretion, is against the interests of the Company.

         3.5 The Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Shares would be deliverable upon exercise, such fraction shall be rounded up if one-half or more, or otherwise rounded down, to the nearest whole number.

4.       VESTING

         Subject to the requirements as to the number of Shares for which an Option is exercisable, as set forth in Section 2.1 above, Options shall vest (i.e., Options shall become exercisable) at the dates set forth in
         Section 3 of exhibit B hereto (the "Vesting Periods").

         Preconditions to vesting: Notwithstanding anything to the contrary contained in this Option Agreement, vesting of the Option shall only occur if:

         4.1 Optionee maintains a Continuous Status as an Employee or Consultant throughout the relevant Vesting Period, as defined above; and

         4.2 Optionee provides Commtouch with adequate assurance, as determined by Commtouch, that Optionee has made all relevant tax-related arrangements as may be required under relevant tax laws in order for Commtouch to withhold taxes imposed on income received by Optionee upon vesting of the Option or any portion thereof.

5.       METHOD OF EXERCISE

         5.1 The Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company and the Trustee (the "Exercise Notice"), which exercise shall be effective upon receipt of the Exercise Notice by the Company at its principal office. The Exercise Notice shall specify the number of Shares with respect to which the Options are being exercised.

         5.2 The Shares shall immediately be issued to the Trustee and be held by the Trustee in accordance with the provisions of
                  Section 5 of the Option Plan. The Trustee shall not transfer any Options to the Optionee prior to the exercise of the Options into Shares, and thereafter, the Trustee will transfer the Shares to the Optionee upon demand. Options granted under section 102 ("102 options") and any Shares received subsequently following exercise of 102 Options, shall be held by the Trustee for a period of not less than two years (24 months) from the Date Of Grant.

                  The Trustee shall not release any Shares allocated or issued upon exercise of 102 Options prior to the full payment of the Optionee's tax liabilities arising from Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

                  Upon receipt of the Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Option Plan, or any Option or Share granted to him thereunder. If any law or regulation requires the Company to take any action with respect to the Shares so demanded before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action. The Optionee hereby authorizes the Trustee to sign an agreement with the Company whereby Shares will not be transferred without deduction of taxes at source.

         5.3 The Optionee hereby declares not to transfer Shares issued upon the exercise of 102 Options, nor any other shares received subsequently following any realization of rights which are subject to Section 102, by a way of a tax - exempt transfer or a transfer under sections 104(a), 104(b) or 97(a) of the Income Tax Ordinance.

6.       TERMINATION OF OPTION

         6.1 Except as otherwise stated in this Option Agreement, the Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in Section 4 of Exhibit B hereto; and (ii) the expiration of any extended period in any of the events set forth in Section 3.4 above (and such earlier date shall be hereinafter referred to as the "Expiration Date").

         6.2 Without derogating from the above, the Committee may, with the prior written consent of the Optionee, from time to time cancel all or any portion of the Options then subject to exercise, and the Company's obligation in respect of such Options may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares pertaining to such canceled Options, at the date of such cancellation, over the aggregate purchase price of such Shares, (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and Shares with a combined value equal to any such excess, all determined by the Committee in its sole discretion.

7.       ADJUSTMENTS

         7.1 In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company while unexercised Options remain outstanding under the Option Plan the successor corporation or a Parent or subsidiary of such successor corporation or the purchasing corporation may assume the unexercised Options outstanding under the Option Plan or may substitute for the Shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of shares or other securities of the successor or purchasing corporation or cash or property which were distributed to the shareholders of the Company in respect of such shares. In the event of substitution of shares or securities appropriate adjustments shall be made to the purchase price per share to reflect such action, all as will be determined by the Committee whose determination shall be final. In the event that the successor or purchasing corporation does not agree to assume or substitute as described in this section 7.1, the Options shall terminate as of the date of the closing the above merger or sale, as applicable.

         7.2 In the event of the proposed liquidation or dissolution of the Company, the Company shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent not previously exercised, the Options shall terminate immediately prior to the consummation of such proposed action.

         7.3 If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, re-capitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to the Option therefore granted, and the Option Price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock, all as will be determined by the Board who's determination shall be final.

         7.4 Anything herein to the contrary notwithstanding, if prior to the consummation of an initial public offering of the securities of the Company all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like, the shares of the Company, or any class thereof, are to be exchanged for securities of another Company, then in such event, the Optionee shall be obliged to sell or exchange (in accordance with the value of his Shares in accordance with the deal) as the case may be, the Shares such Optionee purchased hereunder, in accordance with the instructions then issued by the Board, whose determination shall be final.

8.       RIGHTS PRIOR TO EXERCISE OF OPTION; LIMITATIONS AFTER PURCHASE OF
         SHARES

         8.1 Subject to the provisions of Sections 8.2 and 8.4 below, the Optionee shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until, following exercise, but in case of Options and Shares held by the Trustee, subject always to the provisions of Section 5 of the Option Plan, registration of the Optionee as holder of such Shares in the Company's register of members.

         8.2 With respect to all Shares )contrary to unexercised Options) issued upon the exercise of Options purchased by the Optionee and held by the Trustee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends. During the period in which Shares issued to the Trustee on behalf of the Optionee are held by the Trustee, the cash dividends paid with respect thereto shall be paid directly to the Optionee.

         8.3 No Option purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of the Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

                  As long as the Shares are held by the Trustee in favor of the Optionee, all rights the Optionee possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

                  Any such action made directly or indirectly, whether for immediate or future validity, shall be void.

         8.4 Until the consummation of an IPO, Shares shall be voted by a proxy pursuant to the directions of the Board, such proxy to be to the person or persons designated by the Board. A copy of the proxy is attached hereto as Exhibit C.

         8.5 The Optionee acknowledges that once the Company's shares will be traded in any public market, his right to sell his Shares may be subject to some limitations, as required by the Company's underwriters. In such event, the Optionee will unconditionally agree to any such limitations.

         8.6 The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable rules and regulations.

         8.7 The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions, as it may deem appropriate (which do not violate the Optionee's rights according to this Option Agreement).

9.       GOVERNMENT REGULATIONS

         The Option Plan, and the granting and exercise of the Options thereunder, and the Company's obligation to sell and deliver Shares or cash under the Option Plan, are subject to all applicable laws, rules and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United
         States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.      CONTINUANCE OF EMPLOYMENT

         Nothing in this Option Agreement shall be construed to impose any obligation on the Company or a subsidiary, consultant or contractor thereof to continue the Optionee's employment with it, to confer upon the Optionee any right to continue in the employ of the Company or a subsidiary thereof, or to restrict the right of the Company or a subsidiary thereof to terminate such employment at any time.

11.      GOVERNING LAW & JURISDICTION

         This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Option Agreement.

12.      TAX CONSEQUENCES

         Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

         The Committee and/or the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

13.      FAILURE TO ENFORCE NOT A WAIVER

         The failure of any party to enforce at any time any provisions of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

14.      PROVISIONS OF THE OPTION PLAN

         The Options provided for herein are granted pursuant to the Option Plan, and said Options and this Option Agreement are in all respects governed by the Option Plan and subject to all of the terms and provisions whether such terms and provisions are incorporated in this Option Agreement solely by reference or are expressly cited herein. Any interpretation of this Option Agreement will be made in accordance with the Option Plan but in the event of any contradiction between the provisions of this Option Agreement and the Option Plan, the provisions of this Option Agreement will prevail.

15.      BINDING EFFECT

         This Option Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereof.

16.      NOTICES

         Any notice required or permitted under this Option Agreement shall be deemed to have been duly given if delivered, faxed or mailed, if delivered by certified or registered mail or return receipt requested, either to the Optionee at his or her address set forth above or such other address as he or she may designate in writing to the Company, or to the Company at the address set forth above or such other address as the Company may designate in writing to the Optionee, within one week.

17.      ENTIRE AGREEMENT

         This Option Agreement and the Option Plan exclusively concludes all of the terms of the Optionee's option plan and, subject to the provisions of Section 19 of the Option Plan, annuls and supersedes any other agreement, arrangement or understanding whether oral or in writing, relating to the grant of options in the Company to the Optionee. Any change of any kind to this Option Agreement will be valid only if made in writing and signed by both the Optionee and the Company's authorized representative and approved by the Board.

IN WITNESS WHEREOF, the Company has executed this Option Agreement in duplicate on the day and year first above written.

COMMTOUCH SOFTWARE LTD.

By:
    -----------------------



The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Option Agreement.





______________
The Optionee

                                    EXHIBIT B

                             to the Option Agreement

                               Terms of the Option


1.       Name of the Optionee:
                                             -----------------------------------

2.       Number of Options Granted:
                                             -----------------------------------

3.       Price per Share:
                                             -----------------------------------

4.       Expiration Date:
                                             -----------------------------------

5.       Date of Grant:
                                             -----------------------------------

6.       Designation:                           102 Options
                                             -----------------------------------

7.       Vesting Dates:
                                             -----------------------------------


              Number of Options                 Vesting Date

        ------------------------------ --------------------------------
                  33.33%
        ------------------------------ --------------------------------
                  16.665%
        ------------------------------ --------------------------------
                  16.665%
        ------------------------------ --------------------------------
                  16.665%
        ------------------------------ --------------------------------
                  16.665%
        ------------------------------ --------------------------------

                                    EXHIBIT C

                                      PROXY

Mr.____________  and  Mr.  ______________,   or  any  of  them,  with  power  of
substitution in each, are hereby authorized to represent the undersigned at any and all general meetings of CommTouch Software Ltd. )the "Company") (including general meetings convened for the purpose of adopting extraordinary resolutions) and to vote thereat on any and all matters the same number of Ordinary Shares of the Company as the undersigned would be entitled to vote if then personally present.











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